Mitek acquires UK-based HooYu in all cash GBP 98 million deal

Financial institutions now get combined biometrics, KYC and identity verification tools in one powerful identity orchestration platform

SAN DIEGO, CA, March 23, 2022 - Mitek (NASDAQ: MITK), a global leader in digital identity (ID) verification and fraud prevention, today announced the acquisition of UK’s leading KYC (know your customer) technology pioneers, HooYu. The acquisition helps to ensure businesses know the true identity of their customers by linking biometric verification with real-time bureau and sanction database checks.
The United Nations (UN) estimates that up to *three percent of the world’s GDP – or nearly two trillion dollars – is money laundered annually. The increased regulatory eye, together with the rise in cryptocurrency and NFT markets, means criminals have more avenues and more incentive than ever to launder their money. The need to identify and stop sanctioned and politically exposed people (PEP) from interacting with business has never been greater. As sanction lists continue to update, enterprises grapple with continuing to stay compliant.

“Our current geopolitical, commercial and technological environment represents a perfect storm for bad actors. Mitek is leading the fight against fraud by providing the technology that businesses need to stamp out digital money launderers and sanctioned individuals,” said Max Carnecchia, CEO Mitek Systems. “The only way to combat this scourge is to use artificial intelligence (AI) and stop bad transactions before they happen.”

Through this acquisition, organizations gain a more complete picture of the consumer by marrying biometrics, ID document validation, geolocation and identity confidence scoring with real-time data signals such as bureau checks or matches to politically exposed person or sanction lists. HooYu’s innovative orchestration capabilities will enable Mitek customers to optimize workflows and accelerate the deployment of identity solutions across channels.

Having a single platform that easily orchestrates and configures a KYC journey to manage identities and identify bad actors is becoming a prerequisite for any business transacting digitally,” said HooYu CEO Keith Marsden. “Bringing together Mitek’s lead in identity, liveness and biometrics, with our orchestration, configuration and journey services simplifies identity management for financial institutions.”

The global digital identity solutions market size is projected to grow from USD 23.3 Billion in 2021 to USD 49.5 Billion by 2026, recording a Compound Annual Growth Rate (CAGR) of 16.2% from 2021 to 2026. The market’s growth can be attributed to the increase in instances of identity-related frauds and data breaches and the need for compliance with various upcoming regulations. – Digital Identity Solutions report by MarketsandMarkets

Mitek builds trust in the digital world, which we need now more than ever,” added Carnecchia. “This past year, Mitek continued to demonstrate our commitment to fighting fraud – both with the acquisition of ID R&D and now with HooYu. We deeply respect HooYu’s heritage as a UK-founded technology company, operating in the global financial services hub, and one of the most highly regulated markets. The combination of both companies’ technologies now gives our customers the most comprehensive identity platform on the market today.”

Conference call information
Mitek management will host a conference call and live webcast for analysts and investors tomorrow, Thursday, March 24 at 8:30 a.m. Eastern Time to discuss the acquisition of HooYu.
To access the live call, dial 866-575-6539 (US and Canada) or +1 323-994-2093 (International) and give the participant passcode 5908006.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

Jefferies LLC acted as financial advisor to Mitek in connection with the transaction. HooYu was advised by GP Bullhound.

Required information regarding inducement equity grants

In connection with the acquisition of HooYu, on March 23, 2022, the Mitek board of directors granted to six employees of HooYu restricted stock units for an aggregate of (i) 129,204 shares of the Company’s common stock, which shall vest over a four year period with 25% of the shares subject thereto vesting on each anniversary of the grant date, and (ii) 119,634 shares of the Company’s common stock, which may vest up to 25% of the shares subject thereto on the first anniversary of the grant date, and up 25% of the shares subject thereto at the end of each of the Company’s next three fiscal years subject to the achievement of the annual performance criteria which is based on the actual revenue achieved by HooYu as compared to the corresponding period for the prior year. The restricted stock units were granted as an inducement to such employees to accept employment with the Company and in accordance with NASDAQ Listing Rule 5635(c)(4). The vesting of each grant is subject to the employee’s continued service with the Company (or subsidiary thereof) through the applicable vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and the Company’s 2020 Incentive Plan.

About Mitek
Mitek (NASDAQ: MITK) is a global leader in digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

About HooYu
HooYu is a global customer onboarding platform that provides UI and UX tools to deliver customized mobile or desktop digital journeys. HooYu is engineered to increase the integrity of KYC processes and maximize the percentage of customers that can be successfully onboarded. HooYu blends ID document validation, online profile analysis, geo-location, facial biometrics and identity confidence scoring with traditional database checks and PEPs and sanctions screening. HooYu is used by tier one banks such as NatWest and Virgin Money, leading online gaming operators such as Betfred and MrQ, fintechs such as Suits Me and Trussle, and many firms across regulated and unregulated markets.

*Source: The United Nations Department of Economic and Social Affairs.
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For more information, press only:

Contact:
Angela M. Romei
Mitek Corporate Communications Director
pr@miteksystems.com

Ed Stevenson
UK LEWIS for Mitek
MitekUK@teamlewis.com

Michael Nothnagel
US LEWIS for Mitek
MitekUS@teamlewis.com

Notice regarding forward-looking statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Mitek and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Mitek undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; and any changes in general economic and/or industry-specific conditions. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Mitek in general, see the risk disclosures in the Annual Report on Form 10-K of Mitek for the fiscal year ended September 30, 2021, and its quarterly reports on Form 10-Q and current reports on Form 8-K and other filings made with the SEC by Mitek, which you may obtain for free on the SEC’s website at www.sec.gov.

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